UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 11, 2010

MENTOR GRAPHICS CORPORATION

(Exact name of registrant as specified in charter)

OREGON	0-13442	93-0786033
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8005 S.W. BOECKMAN ROAD WILSONVILLE, OR	97070-7777
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (503) 685-7000

NO CHANGE

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On March 11, 2010, the Board of Directors of the Company, upon the recommendation of the Compensation Committee, authorized the Company to enter into a restated severance agreement (“Severance Agreement”) with each executive officer of the Company and certain other employees. The new Severance Agreements replace the severance agreements currently in place with the executive officers, most of which were entered into on August 10, 2008 for a two-year term that would have expired on August 10, 2010. The new Severance Agreements have a five-year term. Like the severance agreements that were replaced, the new Severance Agreements generally provide benefits to executives whose employment is terminated by the Company without cause or by the executive for good reason in connection with a change in control of the Company. Significant changes made in the new Severance Agreements relating to benefits payable in connection with a change in control include the following:

•	The tax gross-up payment to cover excise taxes on “excess parachute payments” was eliminated.

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The benefit period for continuation of health, life and disability insurance benefits was shortened for Walden C. Rhines and Gregory K. Hinckley to 24 months, shortened for L. Don Maulsby to 18 months, and remained at 18 months for all other executive officers.

•	Relocation benefits were eliminated for all executive officers other than Dr. Rhines and Mr. Hinckley.

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Acceleration of vesting of restricted stock and restricted stock units was added as a benefit, in recognition of the fact that the Company awarded restricted stock units to executive officers for the first time in December 2009.

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The 12-month period following a change in control in which executives are protected against an involuntary termination of employment was extended to 24 months for Dr. Rhines and Mr. Hinckley and 18 months for all other executive officers.

The other significant change in the new Severance Agreements is the addition of severance benefits payable in the absence of a change in control to executive officers whose employment is terminated by the Company without cause or by the executive for good reason. Benefits payable under these circumstances consist of the following:

•	Cash severance benefit equal to two times base salary for Dr. Rhines and Mr. Hinckley and one and one-half times base salary for all other executive officers.

•	Pro-rated bonus payout for the year of termination based on actual company performance for the year.

•	Continuation of health, life and disability insurance benefits paid by the Company (but not to the extent similar benefits are provided by a subsequent employer) for 18 months.

•	One additional year of vesting of outstanding stock options and restricted stock units, and extension of the standard 30-day post-termination exercise period of stock options to six months.

•	Continuation for six years of director and officer liability insurance against insurable events that occurred while the officer was a director or officer of the Company.

The form of Severance Agreement is attached as Exhibit 10.A hereto and incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

10.A	Form of Severance Agreement entered into between the Company and each executive officer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MENTOR GRAPHICS CORPORATION
(Registrant)

Date: March 16, 2010	By:	/s/ Dean M. Freed
Dean M. Freed
Vice President and General Counsel

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